Exhibit 10.5 Trinseo S.A. 4, rue Lou Hemmer L-1748 Luxembourg – Findel Grand Duchy of Luxembourg

March 1, 2016

Ms. Marilyn Horner

Dear Ms. Horner:

RE: Definition of Retirement for Purposes of Equity Awards under 2014 Omnibus Incentive Plan (the "Plan")

This letter confirms that the following definition of "Retirement" is applicable to all Stock Options granted to you under the Plan to date and in the future unless otherwise notified:

"Retirement" means a retirement from active Employment after the Optionee has attained age fifty-five (55) with at least six (6) years of continuous service with the Company.

This letter confirms that the following definition of "Retirement" is applicable to all Restricted Stock Units granted to you under the Plan to date and in the future unless otherwise notified:

"Retirement" means a retirement from active Employment after the Grantee has attained age fifty-five (55) with at least six (6) years of continuous service with the Company.

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Trinseo S.A.

By:	/s/ Christopher D. Pappas

Name:	Christopher D. Pappas

Title:	Chief Executive Officer and President